UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 23, 2011, Sun Edison LLC, a Delaware limited liability company (“SunEdison”) and indirect wholly owned subsidiary of MEMC Electronic Materials, Inc., a Delaware corporation (“MEMC” or the “Company”) entered into a Purchase Agreement with FREI Sun Holdings (Cayman) Ltd., a Cayman Islands exempted company (“FR Holdings”) and FREI Sun Holdings (US) LLC, a Delaware limited liability company (“FR Holdings US”) (the “Purchase Agreement”).  The Purchase Agreement provides for the sale by SunEdison of its 9.9% interest in the joint venture entities created by the Framework Agreement by and among SunEdison, FR Holdings, FR Holdings US, SunEdison Reserve US, L.P. and SunEdison Reserve International, L.P. dated as of May 21, 2010, previously disclosed in the Current Report on Form 8-K filed on May 25, 2010.

Pursuant to the Framework Agreement, SunEdison and FR Holdings formed a joint venture arrangement to acquire solar photovoltaic systems developed by SunEdison in the United States, Canada, Italy and Spain over a minimum three-year period.  FR Holdings and SunEdison each agreed in the Framework Agreement to make capital contributions to two joint venture entities to be controlled by FR Holdings, one in the United States and one in the Cayman Islands.  Through these joint venture entities, the parties agreed to provide cash equity in accordance with capital commitments set out in the Framework Agreement and to arrange for long-term debt financing for photovoltaic solar power plant projects.  Since the inception of the joint venture with FR Holdings, SunEdison has made capital contributions of approximately $11 million and the joint venture has proceeded with a variety of photovoltaic solar power plant projects.

Pursuant to the Purchase Agreement, SunEdison sold all of its equity interests in the joint venture entities to FR Holdings and FR Holdings US.  The parties intend that there will be no further capital calls on SunEdison pursuant to the Framework Agreement.  All previously established projects funded under the Framework Agreement prior to the date of the Purchase Agreement will be unaffected by the Purchase Agreement.  The parties will continue to pursue solar power projects pursuant to the Framework Agreement with equity funding to come from FR Holdings, FR Holdings US and such other parties as shall be identified by FR Holdings.  The sale of the joint venture interests by SunEdison and elimination of futher equity funding requirements by SunEdison, as well as SunEdison governance rights with respect to the joint venture entities, did not affect the balance of the Framework Agreement; it remains in full force and effect.  Because the Framework Agreement provided for SunEdison’s ownership of joint venture entities’ interests and its involvement in those entities, the Purchase Agreement may be deemed to be a material amendment to the Framework Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: June 29, 2011	By:	/s/ Bradley D. Kohn
	Name:	Bradley D. Kohn
	Title:	Senior Vice President, General Counsel and Corporate Secretary